Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-226840) of our report dated February 7, 2019 , relating to the financial statements of Verb Technology Company, Inc. (formerly nFüsz, Inc. ) as of December 31, 2018 and 2017 and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

February 7, 2019